UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 29, 2007
Date of Report (Date of earliest event reported)

EESTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32863	33-0922627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1260 S. Highway 89, Building 1, Suite H-5
Chino Valley, Arizona 86323
(Address of principal executive offices and zip code)

(928) 636-6255
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 24, 2007, EESTech, Inc. (the “Company”) entered into a Share Swap Agreement (the “Agreement”) with HTC Hydrogen Technologies Corp. (“HTC”) concerning the acquisition by the Company of all of the outstanding shares (the “CO2 Shares”) of CO2 Technologies Pty Ltd (“CO2”), a wholly-owned subsidiary of HTC. The Company reported the execution of the Agreement by filing a Current Report on Form 8-K on September 24, 2007 (the “Filing”), which Filing is incorporated herein by reference.

Pursuant to the terms of the Agreement, the Company agreed to issue 10,000,000 shares of common stock of the Company (the “Company Shares”) in exchange for the CO2 Shares. Prior to issuance of the Company Shares, however, the Company needed to obtain shareholder approval to amend the Company’s Certificate of Incorporation to increase the Company’s authorized capital from 20,000,000 shares to 100,000,000 shares (the “Amendment”). A vote was taken at a special meeting of the shareholders of the Company on November 23, 2007, and the Amendment was approved. On November 29, 2007 (the “Closing Date”), the Company Shares were issued to HTC, the CO2 Shares were transferred to the Company, and all of the other transactions contemplated by the Agreement were completed.

As of the Closing Date, neither the Company nor any of its affiliates, directors, officers, or any associates thereof had a material relationship with HTC unrelated to the Agreement.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 2.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EESTECH, INC.

Date: December 11, 2007	By:	/s/ Murray Bailey
Name: Murray Bailey Title: Chief Executive Officer